UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/04/2009

KLA-TENCOR CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:  000-09992

Delaware	04-2564110
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Technology Drive, Milpitas, California   95035
(Address of principal executive offices, including zip code)

(408) 875-3000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)    At the 2009 Annual Meeting of Stockholders held on November 4, 2009 (the "2009 Annual Meeting"), the stockholders of KLA-Tencor Corporation (the "Company") approved the amendment and restatement of the Company's 2004 Equity Incentive Plan (the "2004 Equity Plan").

The purposes of the 2004 Equity Plan are to attract and retain the best available personnel for positions of substantial responsibility, provide additional incentive to the Company's employees, Board members and consultants, and promote the success of the Company's business. The following types of awards may be made under the 2004 Equity Plan: stock options, stock appreciation rights, restricted stock units, performance shares, performance units and deferred stock units.

By approving the amendment and restatement of the Company's 2004 Equity Plan, the Company's stockholders approved the following:

--        An increase in the maximum number of shares of the Company's Common Stock authorized for issuance over the term of the 2004 Equity Plan by an additional 11,000,000 shares - from 21,000,000 to 32,000,000 shares;

--        Reapproval of the material terms of the 2004 Equity Plan, including the list of corporate performance goals through which certain awards made under the plan may be earned in order to qualify those awards as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"); and

--        An amendment to Section 3 of the 2004 Equity Plan so that such section now provides that (a) shares of the Company's Common Stock that are withheld by the Company in satisfaction of applicable withholding taxes upon the issuance, vesting or settlement of equity awards under the 2004 Equity Plan will, going forward, no longer be available for future issuance under the 2004 Equity Plan and (b) upon the exercise of a stock appreciation right settled in shares of the Company's Common Stock, the gross number of shares covered by the portion of the stock appreciation right award so exercised (and not merely the net number of shares actually issued upon such exercise) will cease to be available under the 2004 Equity Plan.

The 2004 Equity Plan may be administered by the Company's Board of Directors or by a committee of Board members appointed by the Board.

The foregoing description of the terms of, and changes to, the 2004 Equity Plan does not purport to be complete and is qualified in its entirety by reference to the 2004 Equity Plan, which was previously filed as Exhibit 10.46 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on October 8, 2009 and is incorporated herein by reference.

Item 8.01.    Other Events

At the 2009 Annual Meeting, the Company's stockholders also approved the material terms of the Company's Internal Revenue Code 162(m) Performance Bonus Plan (the "Bonus Plan").

The purpose of the Bonus Plan is to increase stockholder value and the success of the Company by motivating key executives to perform to the best of their abilities and to achieve the Company's corporate objectives. The Bonus Plan's goals provide such executives with incentive awards only after they achieve specified performance goals. Awards under the Bonus Plan are paid in cash.

By approving the material terms of the Bonus Plan, the Company's stockholders approved an expansion of the corporate performance goals to which the payment of certain awards made under the Bonus Plan may be tied in order to qualify those awards as performance-based compensation for purposes of Section 162(m) of the Code.

The Bonus Plan is administered by the Compensation Committee of the Company's Board of Directors.

The foregoing description of the terms of, and changes to, the Bonus Plan does not purport to be complete and is qualified in its entirety by reference to the Bonus Plan, which was previously filed as Appendix B to the Company's Proxy Statement filed with the Securities and Exchange Commission on September 24, 2009 and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KLA-TENCOR CORPORATION

Date: November 10, 2009	By:	/s/ Brian M. Martin
Brian M. Martin
Senior Vice President and General Counsel